As filed with the Securities and Exchange Commission on December 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1726310
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane Suite 220 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Gain Therapeutics, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Gene Mack

Chief Executive Officer

Gain Therapeutics, Inc.

4800 Montgomery Lane

Suite 220

Bethesda, Maryland 20814

(Name and address of agent for service)

Tel: (301) 500-1556

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Gain Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “S-8 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,627,955 additional shares (“Evergreen Shares”) of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), reserved for issuance under the Gain Therapeutics, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to the provisions of the 2022 Plan providing for an automatic annual increase by an amount equal to 6% of the total number of Common Stock shares outstanding on December 31 of the preceding calendar year. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this S-8 Registration Statement.

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered Common Stock for issuance under the 2022 Plan under Registration Statements on Form S-8, filed with the Commission on July 15, 2022 (File No. 333-266142), May 30, 2023 (File No. 333-272255) and September 19, 2024 (File No. 333-282205). Pursuant to General Instruction E to Form S-8, this S-8 Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on March 27, 2025;
•	The portions of the Registrant’s definitive proxy statement on Schedule 14A incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 29, 2025;
•	The Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed on May 14, 2025, August 12, 2025 and November 12, 2025;
•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 15, 2025, April 10, 2025, June 24, 2025, June 30, 2025, July 17, 2025, October 6, 2025, October 9, 2025, and November 28, 2025;
•	The description of the securities contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40237) filed with the Commission on March 17, 2021, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2024 filed with the Commission on March 27, 2025.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Gain Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 (File No. 001-40237) on Form 8-K filed with the Commission on March 22, 2021).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Gain Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on June 24, 2025 (incorporated by reference to Exhibit 3.1 (File No. 001-40237) on Form 8-K filed with the Commission on June 24, 2025).

3.3	Amended and Restated Bylaws of Gain Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 on Form 8-K (File No. 001-40237) filed with the Commission on March 22, 2021).

5.1*	Opinion of Lowenstein Sandler LLP.

10.1	Gain Therapeutics, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-266142), filed with the Commission on July 15, 2022).

10.2	Form of 2022 Equity Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-8 (File No. 333-266142), filed with the Commission on July 15, 2022).

10.3	Form of 2022 Equity Incentive Plan Stock Option Award Agreement (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (File No. 333-266142), filed with the Commission on July 15, 2022).

23.1*	Consent of Ernst & Young AG.

23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on December 3, 2025.

GAIN THERAPEUTICS, INC.

By:	/s/ Gene Mack
Gene Mack
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene Mack as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of ordinary shares of the registrant under this registration statement, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this registration statement, to any and all amendments or supplements to this registration statement and to any and all instruments or documents filed as part of or in connection with this registration statement or any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gene Mack	Chief Executive Officer and Director	December 3, 2025
Gene Mack	(Principal Executive Officer)

/s/ Gianluca Fuggetta	Senior Vice President Finance	December 3, 2025
Gianluca Fuggetta	(Principal Financial Officer and Principal Accounting Officer)

/s/ Khalid Islam Khalid Islam	Chairman of the Board of Directors	December 3, 2025

/s/ Dov Goldstein Dov Goldstein	Director	December 3, 2025

/s/ Hans Peter Hasler Hans Peter Hasler	Director	December 3, 2025

/s/ Gwen Melincoff Gwen Melincoff	Director	December 3, 2025

/s/ Claude Nicaise Claude Nicaise	Director	December 3, 2025

/s/ Jeffrey Riley	Director	December 3, 2025
Jeffrey Riley